Exhibit 21

SUBSIDIARIES OF
THE READER’S DIGEST ASSOCIATION, INC.

Argentina
      Reader’s Digest Argentina, SRL

Australia
The Reader’s Digest Association Pty. Limited
Reader’s Digest (Australia) Pty. Ltd.

Austria
Verlag Das Beste Ges.m.b.H.

Belgium
Reader’s Digest N.V.-S.A.
Reader’s Digest World Services, S.A.

Brazil
Reader’s Digest Brasil Ltda.

Bulgaria
Reader’s Digest EOOD

Canada
The Reader’s Digest Association (Canada) Ltd.
Reader’s Digest Magazine Limited
3634116 Canada Inc.
Quality Service Programs, Inc.
EFundraising.com Corporation Incorporated/Corporation eFundraising.com Incorporee
China
Guangdong Pegasus Marketing Information & Service Co. Ltd.
Reader’s Digest (Guangzhou) Direct Mail Service Co. Ltd.
Shanghai Ying Cui Advertising

Czech Republic
Reader’s Digest Vyber s.r.o.

Finland
Oy Valitut Palat - Reader’s Digest Ab

France
Selection du Reader’s Digest S.A.
Selection du Reader’s Digest Assurances SARL

Germany
Verlag Das Beste GmbH
Optimail/Direcktwerbeservice GmbH
Pegasus Medien Produktions- und Vertriebsgesellschaft.mbH
Reader’s Digest Deutschland Holding GmbH

Greece
Reader’s Digest Hellas Publications Company Limited

Hong Kong
Reader’s Digest Asia, Ltd.
Reader’s Digest Association Far East Limited
Asian Qualiproducts Services, Limited
Reader’s Digest (China) Direct Marketing Services Co., Ltd.
Reader’s Digest (East Asia) Limited
Reader’s Digest Global Advertising Ltd.
R.D. Properties, Ltd.

Hungary
Reader’s Digest Kiado KFT

India
Reader’s Digest Book and Home Entertainment (India) Private Limited

Italy
Libri e piu, Srl

Japan
The Reader’s Digest Ltd.

Kazakhstan
LLC "Publisher Reader's Digest

Malaysia
Reader’s Digest (Malaysia) Sdn. Bhd

Mexico
Caribe Condor S.A. de C.V.
Corporativo Reader’s Digest Mexico S. de R.L. de CV
Grupo Editorial Reader’s Digest, S. de R.L. de C.V.
Reader’s Digest Mexico, S.A. de C.V.

Netherlands
Reader’s Digest European Shared Services B.V.
Uitgeversmaatschappij The Reader’s Digest N.V.
Distrimedia Services B.V.

Norway
Det Beste A/S

Philippines
Reader’s Digest (Philippines) Inc.

Poland
Reader’s Digest Przeglad Sp.z o.o.

Portugal
Seleccoes do Reader’s Digest (Portugal) S.A.
Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.

Romania
Editura Reader’s Digest SRL

Russia
Publishing House Reader’s Digest, JSC
LLC Digest Direct

Singapore
Reader's Digest Asia Pte. Ltd.

Slovak Republic
Reader’s Digest Vyber Slovensko, s.r.o.

Spain
Reader’s Digest Selecciones S.A.
Sociedad Difusion Cultural, S.L.

Sweden
Reader’s Digest Aktiebolag

Switzerland
Das Beste aus Reader’s Digest AG/Selection du Reader’s Digest SA/Selzione dal Reader’s
Digest SA

Thailand
Reader’s Digest (Thailand) Limited

Turkey
Reader’s Digest Secilmis Yayincilik Dagitim Pazarlama Ticaret Limited Sirketi
(Reader’s Digest Selected Publishing Distribution Trade Ltd Company)

Ukraine
LLC Direct Digest
LLC Publisher Reader’s Digest

United Kingdom
Reader’s Digest Children’s Publishing Limited
Reader’s Digest Europe Limited
The Reader’s Digest Association Limited
Reader’s Digest Holdings Limited
Fundraising For You Limited
Money Magazine Limited
RD Publications Limited
Reader’s Digest Central & Eastern Europe Limited
    Reader’s Digest European Systems
    Reader’s Digest Financial Services Limited

United States*
Allrecipes.com, Inc.
Ardee Music Publishing, Inc.
Books Are Fun, Ltd.
Christmas Angel Productions, Inc.
Pegasus Asia Investments Inc.
Pegasus Finance Corp.
Pegasus Investment, Inc.
Pegasus Sales, Inc.
Pleasantville Music Publishing, Inc.
QSP, Inc.
Family Reading Program Corp.
QSP Distribution Services, LLC
QSP Products and Programs, LLC
QSP Sales, LLC.
QSP Services, LLC
QSP Ventures, LLC
Reader’s Digest Sub Eight, Inc.
Reiman Media Group, Inc.
Taste of Home Productions, Inc.
Taste of Home Media Group, Inc.
World Wide Country Tours, Inc.
VideOvation, Inc.
R.D. Manufacturing Corporation
RD Publications, Inc.
Home Service Publications, Inc.
RD Large Edition, Inc.
RD Trade Shows, Inc.
RD Walking, Inc.
Retirement Living Publishing Company, Inc.
Travel Publications, Inc.
RD Member Services Inc.
Reader’s Digest Children’s Publishing, Inc.
Reader’s Digest Consumer Services, Inc.
RD Magazine Value Partners, Inc.
Reader’s Digest Entertainment, Inc.
Reader’s Digest Financial Services, Inc.
Taste of Home Entertaining, Inc.Reader’s Digest Latinoamerica, S.A.
WAPLA, LLC
Reader’s Digest Sales and Services, Inc.
Reader’s Digest Sub Nine, Inc.
Reader’s Digest Young Families, Inc.
SMDDMS, Inc.
The Reader’s Digest Association (Russia) Incorporated
W.A. Publications, LLC

*All are Delaware corporations except Allrecipes.com, Inc. which is a Washington corporation and Books Are Fun, Ltd., which is an Iowa corporation.